Exhibit 99.1

HS3 TECHNOLOGIES, INC. SIGNS A LETTER OF INTENT FOR THE ACQUISTION OF TECHAMERICA INC.

DENVER, CO Apr. 19, 2007 -- HS3 Technologies, Inc. (OTC BB:HSTH), a world-wide provider of innovative security solutions, has signed a Letter of Intent to enter into negotiations for the acquisition of TechAmerica Inc.

TechAmerica is a technology company created to provide a “one stop shop” approach to providing technology solutions to the Quick Serve Restaurant industry. TechAmerica has regional offices in 10 major US cities and dispatch points in multiple metropolitan areas. At present, TechAmerica is servicing major “fast food” franchisees utilizing headset systems, drive thru video and DVR surveillance, entertainment, games, background music, and satellite television. Michelle Mallin, Founder, Director of Operations of TechAmerica stated, “Becoming part of HS3 Technologies allows TechAmerica to take advantage of clear synergies between the two companies.  We are excited at the prospect of joining the group.”

“The acquisition of TechAmerica will combine HS3’s security products and services, including remote video and biometric access control with TechAmerica’s technological solutions and products. The merger of these two companies will expand our market segment and increase our overall ability to participate in applications for multi-market products which focus on high end security solutions,” stated Mark Lana, President of HS3 Technologies, Inc. “This acquisition will provide immediate revenue and allow us to expand our sales goals aggressively based on the great synergies between our companies.”

About HS3 Technologies, Inc.

HS3 Technologies, Inc. (``HS3'') is a national provider of innovative security solutions, headquartered in Denver, Colorado. HS3 provides technologies and services through a national authorized dealer and distribution program. Utilizing independent sales professionals, national distribution and local dealers, HS3 offers custom security solutions for commercial, residential, government and military applications. These state-of-the-art products include digital video recording technology (DVR), biometric access control (door locks), personal biometric identification units, CCTV, video monitoring centers, cellular networks, wireless mesh networks units and wireless internet-linked satellite surveillance systems. HS3 Technologies is bringing together technologies, services and people to fulfill the increasing global security needs of today and tomorrow.

Forward-Looking Statements

This news release contains "forward-looking statements,'' as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the acquisition of TechAmerica, that the merger of these two companies will expand HS3's market segment and increase its overall ability to participate in applications for multi-market products which focus on high end security solutions, or that the acquisition will provide immediate revenue and allow HS3 to expand its sales goals.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, HS3's ability to manufacture the products to function as designed and the ability of the products to gain market acceptance; and HS3's ability to supply high-speed satellite Internet access and integrated security technologies to any location in the country, at higher speeds and lower costs. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the

Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company's recent current reports on Form 8-K, our annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic and current reports filed from time-to-time with the Securities and Exchange Commission.

Investor Contact: Redwood Consultants, LLC – 415-884-0348